EXHIBIT 99

STEINER LEISURE LIMITED
Post Office Box N-9306
Suite 104A
Nassau, The Bahamas

For Release: IMMEDIATELY

Contact:    Leonard I. Fluxman, President and Chief Executive Officer (305) 358-9002, ext. 215

Steiner Leisure Limited Announces Record Third Quarter 2003 Financial Results (REVISED)

NASSAU, THE BAHAMAS, October 30, 2003 - Steiner Leisure Limited (NASDAQ: STNR) today announced financial results for the third quarter ended September 30, 2003. This press release is a re-issuance of our third quarter results press release and is identical to the original release, except for corrections to data relating to the average number of land-based spas operated and average weekly land-based spas revenues for the third quarter and nine months ended September 30, 2003 set forth on the last page of this release.

Steiner Leisure's revenues for the third quarter ended September 30, 2003 rose 11.9% to $75.0 million from $67.0 million during the comparable quarter in 2002 (excluding our discontinued day spa operations). Income from continuing operations, before discontinued operations and cumulative effect of a change in accounting principle for the third quarter, was $7.0 million compared with $6.1 million for the same quarter in 2002.

Earnings per share before discontinued operations and cumulative effect of a change in accounting principle for the third quarter ended September 30, 2003 was $0.41 per share, compared with $0.38 per share for the comparable quarter in 2002. The earnings per share data are presented on a diluted basis.

Revenues for the nine months ended September 30, 2003, rose 10.9% to $206.0 million from $185.8 million during the comparable nine months in 2002 (excluding our discontinued day spa operations). Income from continuing operations, before discontinued operations and cumulative effect of a change in accounting principle for the nine months ended September 30, 2003 was $17.5 million compared with $17.0 million for the same nine months in 2002.

Earnings per share before discontinued operations and cumulative effect of a change in accounting principle for the nine months ended September 30, 2003 was $1.05 per share, the same as the comparable nine months in 2002. The above earnings per share data are presented on a diluted basis.

Leonard I. Fluxman, President and Chief Executive Officer of Steiner Leisure, commented "Our record third quarter results were achieved by strong execution and performance in each of our segments. We are pleased with the recovery of our earnings growth and strong cash flow generated thus far in 2003".

Steiner Leisure Limited is a worldwide provider of spa services. The Company's operations include spas and salons on 107 cruise ships, and in 57 resort spas and two luxury day spas. Our cruise line and land-based resort customers include Carnival Cruise Line, Celebrity Cruises, Crystal Cruises, Disney Cruises, Holland America Lines, Kerzner International, Marriott, Norwegian Cruise Lines, Park Place Entertainment, Princess Cruises and Royal Caribbean Cruise Lines. Our Elemis Limited subsidiary manufactures its Elemis® brand products for use in our cruise ship and land-based spas. This top quality European line of beauty products is also distributed worldwide to exclusive hotels, salons, health clubs and destination spas. Elemis®, as well as other Steiner private label products, including La Therapie®, Ionithermie, and Steiner Hair Care, are available at www.timetospa.com.

Steiner Leisure also owns and operates three post secondary schools (comprised of a total of eight campuses) located in Miami, Fort Lauderdale, Orlando and Sarasota, Florida; Baltimore, Maryland; York, Pennsylvania and Charlottesville and Winchester, Virginia. Offering degree and non-degree programs in massage therapy and skin care, these schools train and qualify spa professionals for health and beauty positions within the Steiner family of companies or other industry entities.

The Company will be holding a conference call at 11:00 am (EST) on Friday, October 31, 2003. Clive E. Warshaw, Chairman of the Board, and Leonard I. Fluxman, President and Chief Executive Officer, will discuss the contents of this press release.

If you wish to participate in this conference call, please call (706) 679-5917 for domestic and international calls approximately ten minutes before the scheduled time and the moderator is Clive Warshaw. This call is available for replay from Friday, October 31, 2003 (approximately 3 hours after the call takes place) until Friday, November 7, 2003 at 5:00 pm. You may reach it by dialing (706) 645-9291 for both domestic and international calls. The Conference ID# is 3157211.

SELECTED FINANCIAL DATA

($ in thousands, except per share data)

(Unaudited)

	Third Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2003	2002	2003	2002
Revenues:
Services	$52,717	$45,932	$144,489	$127,956
Products	22,246	21,088	61,471	57,844
Total revenues	74,963	67,020	205,960	185,800

Cost of Sales:
Cost of services	42,156	36,664	116,238	101,219
Cost of products	16,631	15,807	46,049	43,384
Total cost of sales	58,787	52,471	162,287	144,603
Gross profit	16,176	14,549	43,673	41,197

Operating Expenses:
Administrative	3,777	3,274	10,482	9,361
Salary and payroll taxes	4,199	3,510	12,616	10,414
Total operating expenses	7,976	6,784	23,098	19,775
Income from continuing operations	8,200	7,765	20,575	21,422

Other Income (Expense):
Interest expense	(832)	(946)	(2,651)	(2,836)
Equity and minority interest	111	(373)	257	(986)
Other income	68	21	493	106
Total other income (expense)	(653)	(1,298)	(1,901)	(3,716)

Income from continuing operations before provision for income taxes, discontinued operations and cumulative effect of a change in accounting principle	7,547	6,467	18,674	17,706

Provision for income taxes	562	346	1,204	718

Income from continuing operations before discontinued operations and cumulative effect of a change in accounting principle	6,985	6,121	17,470	16,988

Loss from discontinued operations (which includes loss on disposal in 2003 of $94 and $1,642 for the three and nine months ended September 30, 2003, respectively), net of taxes	(135)	(2,083)	(3,269)	(7,525)

Cumulative effect of a change in accounting principle, net of taxes	--	--	--	(29,643)

Net income (loss)	$6,850	$4,038	$14,201	$(20,180)

Income (loss) per share-Basic:
Income before discontinued operations and cumulative effect of a change in accounting principle	$0.43	$0.38	$1.07	$1.07
Loss from discontinued operations	(0.01)	(0.13)	(0.20)	(0.48)
Cumulative effect of a change in accounting principle	--	--	--	(1.86)
	$0.42	$0.25	$0.87	$(1.27)

Income (loss) per share-Diluted:
Income before discontinued operations and cumulative effect of a change in accounting principle	$0.41	$0.38	$1.05	$1.05
Loss from discontinued operations	--	(0.13)	(0.20)	(0.46)
Cumulative effect of a change in accounting principle	--	--	--	(1.83)
	$0.41	$0.25	$0.85	$(1.24)

Weighted average shares outstanding:
Basic	16,418	15,980	16,399	15,918
Diluted	16,862	16,061	16,611	16,242

STATISTICS

	Third Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2003	2002	2003	2002

Average number of ships served[1]:	105	103	102	100
Spa	69	61	67	59
Non-Spa	36	42	36	41

Average total number of staff on ships served:	1,381	1,224	1,316	1,176
Spa	1,127	986	1,075	935
Non-Spa	254	239	241	241

Revenue per staff per day[2]:	$410	$413	$391	$398
Spa	$434	$440	$418	$430
Non-Spa	$303	$302	$272	$276

Average weekly revenues:	$37,761	$34,339	$35,169	$32,886
Spa	$49,642	$49,456	$47,189	$47,773
Non-Spa	$14,968	$12,089	$12,786	$11,412

Average number of land-based spas operated[3,4,5]	47	48	48	47

Average weekly land-based spas revenues[5]	$22,405	$19,705	$21,129	$18,876

Total schools revenues[6]	$4,120,000	$3,983,000	$12,455,000	$12,668,000

Total wholesale and retail product revenues	$4,739,000	$3,989,000	$13,623,000	$11,117,000

_____________

1 Average number of ships served reflects the fact that during the period ships were in and out of service and, accordingly, the number of ships served during the year varied.

2 Revenue includes all sales of services and products on ships. Staff includes all shipboard employees. Per day refers to each day that a cruise ship is in service.

3 Excludes the effect of eleven land-based resort spas that we operate through a joint venture in which we own a 49% interest.

4 Average number of land-based day spas operated reflects the fact that during the period spas were opened or closed and, accordingly, the number of spas served during the period varied.

5 Includes resort spas and two spas referred to as "day spas" in statistical presentations prior to 2003.

6 Includes $215,000 and $371,000 for the three months ended September 30, 2003 and 2002, respectively, and $530,000 and $560,000 for the nine months ended September 30, 2003 and 2002, respectively, relating to the Steiner training school near London, England.